UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2007

Catapult Communications Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	0-24701	77-0086010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

160 South Whisman Road, Mountain View, California		94041
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 960-1025

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the departure of Mr. Waggoner from the Board of Directors of Registrant, the Board amended Article 9 of the Bylaws of the Registrant on April 24, 2007 to provide for six (6) authorized directors. The first paragraph of Article 9, which previously read as follows:

"The Board of Directors shall be chosen by ballot at the annual meeting of the stockholders or at any meeting held in place thereof as provided by law. The authorized number of directors of this corporation shall be seven (7). Subject to any limitation set forth in the provisions of the Articles of Incorporation, the Board of Directors may, by resolution adopted, increase or decrease the number of the directors of this corporation, provided that no such reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires."

was amended to read as follows:

"The Board of Directors shall be chosen by ballot at the annual meeting of the stockholders or at any meeting held in place thereof as provided by law. The authorized number of directors of this corporation shall be six (6). Subject to any limitation set forth in the provisions of the Articles of Incorporation, the Board of Directors may, by resolution adopted, increase or decrease the number of the directors of this corporation, provided that no such reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires."

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

3.1 Article 9 of the Registrant’s Bylaws, as amended April 24, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catapult Communications Corporation

April 30, 2007	By:	/s/ Christopher A. Stephenson

Name: Christopher A. Stephenson
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Article 9 of the Registrant's Bylaws, as amended April 24, 2007